AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), originally effective as of April 2, 2003 (“Effective Date”), and amended and restated as of September 18th, 2006 (the “First Amendment Effective Date”), is made and entered into by and between DOLLAR GENERAL CORPORATION (the “Company”) and David A. Perdue (“Employee”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ Employee upon the terms and subject to the conditions hereinafter set forth, and Employee desires to accept such employment;

NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Employment Terms

1.

Employment.  Subject to the terms and conditions of this Agreement, the Company agrees to employ Employee as Chairman and Chief Executive Officer.

2.

Term.  The term of this Agreement shall be until March 31, 2008 (“Term”), unless otherwise terminated pursuant to Paragraphs 6, 7, 8, 9, 10 or 11 hereof.

3.

Position, Duties and Administrative Support.

a.

Position.  Employee shall serve as Chief Executive Officer and will also serve as Chairman of the Board of Directors of the Company.  Employee shall report to the Board of Directors and perform such duties and responsibilities as may be prescribed from time-to-time by the Board of Directors, which shall be consistent with the responsibilities of similarly situated executives of comparable companies in similar lines of business.

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b.

Full-Time Efforts.  Employee shall perform and discharge faithfully, diligently and to the best of his ability such duties and responsibilities and shall devote his full-time efforts to the business and affairs of the Company. Employee agrees to promote the best interests of the Company and to take no action that in any way damages the public image or reputation of the Company, its subsidiaries or its affiliates.

c.

Administrative Support.  Employee shall be provided with office space and administrative support commensurate with his position as Chief Executive Officer of the Company.

d.

No Interference With Duties.  Employee shall not devote time to other activities which would inhibit or otherwise interfere with the proper performance of his duties, and shall not be directly or indirectly concerned or interested in any other occupation, activity or interest in any business whatsoever other than by reason of holding an interest as a minority shareholder, securities or debenture holder in a corporation quoted on a nationally recognized exchange provided, however, that it shall not be a violation of this Agreement for Employee to (i) devote reasonable periods of time to charitable and community activities and industry or professional activities, (ii) to serve on the board of directors of one active for-profit company other than the Company during the first two years of the Term and, thereafter, to serve on the boards of directors of up to two active for-profit companies other than the Company; provided, however, that in its sole discretion the Board of Directors of the Company may permit Employee to serve on additional boards as it may determine from time to time, and/or (iii) manage personal business interests and investments, so long as such activities do not interfere with the performance of Employee’s responsibilities under this Agreement.

4.

Work Standard.  Employee hereby agrees that he shall at all times comply with and abide by all terms and conditions set forth in this Agreement, and all applicable work policies, procedures and rules as may be issued by Company.  Employee also agrees that he shall comply with all federal, state and local statutes, regulations and public ordinances governing the performance of his duties hereunder.

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5.

Compensation and Benefits.

a.

Base Salary.  Subject to the terms and conditions set forth in this Agreement, the Company shall pay Employee, and Employee shall accept, an annual salary (“Base Salary”) in the amount of One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00) for pay periods beginning on or after the First Amendment Effective Date.  The Base Salary shall be paid in accordance with the Company’s normal payroll practices and may be increased from time to time at the sole discretion of the Board of Directors of the Company.

b.

Incentive, Savings and Retirement Plans.  During the Term, Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company (“Peer Employees”), and on the same basis as such Peer Employees, except as to benefits that are specifically applicable to Employee pursuant to this Agreement.  Without limiting the foregoing, the following provisions shall apply with respect to Employee:

(i)

Incentive Bonus.  Employee’s incentive compensation for the Term of this Agreement shall be determined under the Company’s bonus program for executives established by the Board of Directors of the Company in its discretion.  For the 2003 fiscal year, Employee shall receive a bonus equal to at least 50% of his Base Salary and is eligible to receive his target bonus of 80% of Base Salary up to a maximum payout of 160% of Base Salary.  For the period of the Term after fiscal year 2003, Employee’s annual target bonus shall be 80% of his Base Salary with an opportunity to achieve a bonus payout of up to 160% of Base Salary, provided, however that Employee’s annual target bonus shall be 100% and Employee’s maximum bonus payout opportunity shall be 200%, or, in each case, such greater percentage as determined by the Compensation Committee from time to time, of his Base Salary for any fiscal years containing or commencing after the First Amendment Effective Date.  The actual bonus paid pursuant to this Paragraph 5(b)(i) shall be based on performance criteria established by the Board

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of Directors of the Company in accordance with the terms and conditions of the bonus program for executives.

(ii)

Stock Options.  The Company shall grant to Employee on the Effective Date under the 1998 Stock Incentive Plan, as amended from time to time, or any successor plan thereof five hundred thousand (500,000) non-qualified stock options to purchase Company stock (the “Initial Options”).  In addition, as an inducement to accept employment with the Company, the Company shall grant on the Effective Date and pursuant to resolutions of the Board of Directors of the Company another five hundred thousand (500,000) non-qualified stock options to purchase Company stock (the “Inducement Grant”).  All options granted pursuant to this Paragraph 5(b)(ii) shall have a term of ten years and pursuant to the terms of grant agreements shall generally vest based on a schedule of three hundred thirty-three thousand three hundred thirty-three (333,333) shares, three hundred thirty-three thousand three hundred thirty-three (333,333) shares and three hundred thirty-three thousand three hundred thirty-four (333,334) shares respectively on each successive annual anniversary of the date of grant.  No later than the first anniversary of the Effective Date, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 covering the options in the Inducement Grant.  Except as otherwise provided herein, all unvested options shall be forfeited upon Employee’s termination prior to any respective anniversary date unless the Company and Employee otherwise agree in writing.  Employee shall not be eligible to receive another grant of options until the Board of Directors meeting during the Company’s 2006 fiscal year in which options are regularly granted to employees under the 1998 Stock Incentive Plan, as amended from time to time, or any successor plan thereof, unless the Board of Directors of the Company determines otherwise in its sole discretion.

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(iii)

Signing Bonus.

(A)

Restricted Stock.  The Company shall grant to Employee on the Effective Date pursuant to resolutions of the Board of Directors of the Company that number of shares of restricted common stock of the Company having a fair market value equal to $1,000,000, determined by reference to the closing price of such stock as reported on the New York Stock Exchange as of the day of grant.  Subject to the following sentence, such restricted stock shall vest ratably over five (5) years (i.e. 20% per year) as of each successive annual anniversary of the date of grant.  No later than the first anniversary of the Effective Date, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 covering the restricted stock granted pursuant to this paragraph 5(b)(iii)(A).  Except as otherwise provided herein, all unvested restricted stock shall be forfeited upon Employee’s termination of employment with the Company prior to any respective anniversary date unless the Company and Employee otherwise agree in writing.

(B)

Cash.  Within ten (10) business days, the Company shall pay to Employee on the Effective Date of this Agreement Two Hundred Seventy Thousand Dollars and No/100 ($270,000.00).

(C)

2006 Employment Agreement Extension Signing RSU Grant.  The Company shall grant to Employee 365,000 restricted stock units (the “2006 Employment Agreement Extension Signing RSU Grant”) on the First Amendment Effective Date pursuant to the Company’s 1998 Stock Incentive Plan, as amended from time to time (the “Stock Plan”), and resolutions of the Board of Directors of the Company.  The 2006 Employment Agreement Extension Signing RSU Grant shall vest over three (3) years (i.e. 1/3rd per year) as of each successive annual anniversary of the First Amendment Effective Date and, unless more favorable or other terms are otherwise expressly provided in this Agreement, with such other

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terms as are normally provided in connection with restricted stock unit grants to the Company’s senior officers during the year the award is made.  Notwithstanding anything to the contrary in the foregoing, all vested RSUs awarded as part of the 2006 Employment Agreement Extension Signing RSU Grant shall be settled only after Employee’s termination of employment, death or disability, except where payment may be accelerated due to a change in control of the Company and only in compliance with the applicable provisions of Paragraph 19(o). In addition, the 2006 Employment Agreement Extension Signing RSU Grant shall vest upon the earlier of Employee’s death as provided in Paragraph 7, Employee’s Disability as provided in Paragraph 8, Employee’s termination of employment for Good Reason as provided in Paragraph 9 or 11 or after the Company’s failure to offer to renew, extend or replace this Agreement as provided in Paragraph 10, Employee’s termination by the Company without Cause as provided in Paragraph 10 or 11 or the occurrence of a “Change in Control” (as defined in the Stock Plan) if Employee is then employed by the Company.  Except as otherwise provided herein, all unvested restricted stock units shall be forfeited upon Employee’s termination of employment with the Company prior to any respective anniversary date unless the Company and Employee otherwise agree in writing.

(iv)

Supplemental Executive Retirement Plan.  In lieu of participation in the Company’s supplemental executive retirement plan for key employees, the Company shall enter into an individual arrangement with Employee providing a mutually agreeable SERP benefit (“SERP”).  Such SERP shall provide benefits consistent with the formula and other terms outlined on Exhibit A to this Agreement.

c.

Welfare Benefit Plans.  During the Term, Employee and Employee’s eligible dependents shall be eligible for participation in, and shall receive all benefits

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under, the welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) (“Welfare Plans”) to the extent applicable generally to Peer Employees.  Without limiting the foregoing, Employee shall be provided with life insurance which in the aggregate provides a death benefit of not less than two and one-half (2.5) times his Base Salary.

d.

Vacation.  Upon Employee’s employment date and each annual anniversary thereafter through the Term, Employee shall be granted four (4) weeks’ paid vacation.  Any granted but unused vacation as of an annual anniversary date shall be forfeited as of such applicable date.

e.

Business Expenses.  Employee shall be reimbursed for all reasonable business expenses incurred in carrying out the work hereunder. Employee shall follow the Company’s expense procedures that generally apply to other Company employees in accordance with the policies, practices and procedures of the Company to the extent applicable generally to Peer Employees.

f.

Perquisites.  Employee shall be entitled to receive such executive perquisites, fringe and other benefits as are provided to the senior most executives and their families under any of the Company’s plans and/or programs in effect from time to time and such other benefits as are customarily available to executives of the Company and their families.  Perquisites shall include up to thirty (30) hours annually of personal use of the Company plane provided that Employee shall reimburse the Company for such use pursuant to the Company’s Aircraft Lease Agreement.

g.

Moving Expenses.  The Company will reimburse Employee for reasonable and customary moving expenses directly related to Employee's relocation from Sudbury, Massachusetts to the Nashville, Tennessee area in accordance with the terms of the Company’s relocation policy.

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h.

Accounting and Legal Fees.  Within, ten (10) days following receipt of appropriate written documentation, the Company will reimburse Employee up to $20,000 for reasonable and customary accounting and legal fees and expenses incurred by Employee with respect to the negotiation and execution of this Agreement.

6.

Termination for Cause.  This Agreement may be terminated immediately at any time by the Company without any liability owing to Employee or Employee’s beneficiaries under this Agreement, except Base Salary through the date of termination and benefits under any plan or agreement covering Employee which shall be governed by the terms of such plan or agreement, under the following conditions, each of which shall constitute “Cause” or “Termination for Cause”:

a.

Any act by Employee involving fraud and any breach by Employee of applicable regulations of competent authorities in relation to trading or dealing with stocks, securities, investments and the like or any act by Employee resulting in an investigation by the Securities and Exchange Commission which, in each case, the Board of Directors determines in its sole and absolute discretion materially adversely affects the Company or Employee’s ability to perform his duties under this Agreement;

b.

Attendance at work in a state of intoxication or otherwise being found in possession at his place of work of any prohibited drug or substance, possession of which would amount to a criminal offense;

c.

Assault or other act of violence against any employee of the Company or other person during the course of his employment;

d.

Conviction of any felony or misdemeanor involving moral turpitude;

e.

The continued failure of Employee to perform substantially Employee’s duties with the Company (other than any such failure resulting from incapacity due to Disability, and specifically excluding any failure by Employee, after good faith, reasonable and demonstrable efforts, to meet performance expectations for any reason), after a written demand for substantial performance is delivered to Employee by the Board

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of Directors of the Company which specifically identifies the manner in which such Board believes that Employee has not substantially performed Employee’s duties.

The cessation of employment of Employee shall not be deemed to be for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors of the Company at a meeting of such Board of Directors called and held for such purpose (after reasonable notice is provided to Employee and Employee is given an opportunity, together with counsel, to be heard before such Board of Directors), finding that, in the good faith opinion of such Board of Directors, Employee is guilty of the conduct described in any one or more of subparagraphs (a) through (e) above, and specifying the particulars thereof in detail.

7.

Termination Upon Death.  Notwithstanding anything herein to the contrary, this Agreement shall terminate immediately upon Employee’s death, and the Company shall have no further liability to Employee or his beneficiaries under this Agreement, other than for payment of Accrued Obligations (as defined in Paragraph 10(a)(i)) and the timely payment or provision of Other Benefits (as defined in Paragraph 10(e)), including without limitation benefits under such plans, programs, practices and policies relating to death benefits, if any, as are applicable to Employee on the date of his death.  In addition, upon Employee’s death during the Term, all of Employee’s stock options, restricted shares and other incentive awards from the Company shall vest and become fully exercisable, any such options or other rights in the nature of awards that may be exercised shall remain exercisable for one year from the date of death or the earlier expiration date of such award.

8.

Disability.  If the Company determines in good faith that the Disability of Employee has occurred during the Term (pursuant to the definition of Disability set forth below), it may give to Employee written notice of its intention to terminate Employee’s employment.  In such event, Employee’s employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Employee (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Employee shall not have returned to full-time performance of Employee’s duties.  If Employee’s employment is terminated by reason of his Disability, this Agreement shall terminate without further obligations to Employee, other than for payment of

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Accrued Obligations (as defined in Paragraph 10(a)(i)) and the timely payment or provision of Other Benefits (as defined in Paragraph 10(e)), including without limitation benefits under such plans, programs, practices and policies relating to disability benefits, if any, as are applicable to Employee on the Disability Effective Date.  In addition, upon Employee’s Disability during the Term:

a.

All of Employee’s stock options, restricted shares and other incentive awards from the Company shall vest and become fully exercisable, any such options or other rights in the nature of awards that may be exercised shall remain exercisable for three years from the Disability Effective Date or the earlier expiration date of such award, and

b.

Notwithstanding the foregoing, Employee will be treated for purposes of the SERP as though the Employee continued employment with the Company during the period of Disability until such time as the Employee is entitled the full 25% benefit under the SERP and such SERP benefit is payable on an unreduced basis.  For purposes of calculating his Final Average Compensation under the SERP, Employee’s Base Salary as in effect on the date of termination shall be used as his Base Salary for such additional years of credited service, and Employee’s Applicable Annual Bonus (as defined in Paragraph 10(a)(ii) below) shall be used as his annual incentive bonus for such additional years of credited service.

For purposes of this Agreement, “Disability” shall mean: (i) a long-term disability entitling Employee to receive benefits under the Company’s long-term disability plan as then in effect; or (ii) if no such plan is then in effect or the plan does not apply to Employee, the inability of Employee, as determined by the Board of Directors of the Company, to perform the essential functions of his regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.  At the request of Employee or his personal representative, the Board of Directors’ determination that the Disability of Employee has occurred shall be certified by two physicians mutually agreed upon by Employee, or his personal representative, and

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the Company.  Failing such independent certification (if so requested by Employee), Employee’s termination shall be deemed a termination by the Company without Cause and not a termination by reason of his Disability.

9.

Employee’s Termination of Employment.  Employee’s employment may be terminated at any time by Employee for Good Reason or no reason.  For purposes of this Agreement, “Good Reason” shall mean:

a.

Without the written consent of Employee, the assignment to Employee of any duties inconsistent in any material respect with Employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the Effective Date, or any other action by the Company which results in a demonstrable diminution in such position, authority, duties or responsibilities (including without limitation a continuing shift of material responsibility from the Chief Executive Officer position to the Chairman position if Employee does not serve in both capacities), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Employee;

b.

A reduction by the Company in Employee’s Base Salary or target bonus level as in effect on the Effective Date or as the same may be increased from time to time;

c.

The failure by the Company to continue in effect any “pension plan or arrangement” or any “compensation plan or arrangement” in which Employee participates or the elimination of Employee’s participation in any such plan (except for across-the-board plan changes or terminations similarly affecting at least ninety-five percent (95%) of all executive employees of the Company, provided, however, that it is agreed that the SERP provided for in Paragraph 5(b)(iv) is not subject to this exception);

d.

The Company’s requiring Employee, without his consent, to be based at any office or location other than in metropolitan Nashville, Tennessee;

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e.

The material breach by the Company of any provision of this Agreement; or

f.

The failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

Good Reason shall not include Employee’s death or Disability.  Employee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder, provided that Employee raises to the attention of the Board of Directors of the Company any circumstance he believes in good faith constitutes Good Reason within ninety (90) days after occurrence or be foreclosed from raising such circumstance thereafter.  The Company shall have an opportunity to cure any claimed event of Good Reason (other than under subparagraph (f) above) within 30 days of notice from Employee.

If Employee terminates his employment for Good Reason, upon the execution and effectiveness of the Release attached hereto and made a part hereof (the “Release”), he shall be entitled to the same benefits he would be entitled to under Paragraph 10 if Terminated without Cause or Paragraph 11 if terminated after a Change in Control, but not both, as applicable.  If Employee terminates his employment without Good Reason, this Agreement shall terminate without further obligations to Employee, other than for payment of Accrued Obligations (as defined in Paragraph 10(a)(i)) and the timely payment or provision of Other Benefits (as defined in Paragraph 10(e)).

Unless otherwise permitted by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), with regard to any payment or benefit under this Section 9 which is nonqualified deferred compensation covered by Section 409A of the Code, no such payment or benefit (other than Accrued Obligations and Other Benefits) shall be provided to Employee pursuant to this Section if the Release attached hereto is not provided to the Company, without revocation thereof, no later than forty-five (45) days after Employee’s termination date; and no

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payment or benefit hereunder shall be provided to Employee prior to the Company’s receipt of the Release and the expiration of the period of revocation provided in the Release.

10.

Termination without Cause.  If either Employee’s employment is terminated by the Company without Cause prior to the expiration of the Term (it being understood by the parties that termination by death or Disability shall not constitute termination without Cause) or the Company fails to offer to renew, extend or replace this Agreement before, at, or within sixty (60) days after, the end of its Term and Employee resigns from employment with the Company within sixty (60) days after such failure, unless such failure is accompanied by a mutually agreeable severance arrangement between the Company and Employee or is the result of Employee’s voluntary retirement from the Company at or after reaching age sixty-two (62), then Employee shall be entitled to the following benefits upon the execution and effectiveness of the Release; provided, however, that Employee shall not be entitled to payments under this Paragraph 10 if he is entitled to payments under Paragraph 11:

a.

The Company shall pay to Employee commencing after the later of the date of termination or the execution and effectiveness of the Release, the aggregate of the following amounts:

(i)

in a lump sum in cash within 30 days, the sum of (A) Employee’s Base Salary through the date of termination to the extent not theretofore paid, (B) any accrued expenses and vacation pay to the extent not theretofore paid, and (C) unless Employee has elected a different payout date in a prior deferral election, any compensation previously deferred by Employee (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in subparagraphs (A), (B) and (C) shall be referred to in this Agreement as the “Accrued Obligations”);

(ii)

in installment ratably over twenty-four (24) months in accordance with the Company’s normal payroll cycle and procedures, the amount equal to the two and one-half (2.5) times the sum of (A) Employee’s annual Base Salary in effect as of the date of termination, and (B) Employee’s Applicable Annual Bonus

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(as defined below).  For purposes of this Agreement, “Applicable Annual Bonus” means the greater of Employee’s actual annual incentive bonus from the Company earned in the fiscal year immediately preceding the fiscal year in which Employee’s termination date falls or Employee’s target annual incentive bonus (e.g., 100% of Base Salary as of the First Amendment Effective Date) for the year in which Employee’s termination date falls; and

(iii)  With respect to Paragraph 10(a)(ii), the Company may, at any time and in its sole discretion, make a lump sum payment of all amounts, or all remaining amounts, due to Employee; and

b.

Employee’s stock options and restricted shares granted pursuant to Paragraphs 5(b)(ii) and 5(b)(iii)(A) respectively and his restricted stock units granted pursuant to Paragraph 5(b)(iii)(C) shall fully vest and, in the case of Employee’s stock options, shall remain exercisable as provided in the applicable agreement evidencing such awards; and

c.

Employee will be treated for purposes of the SERP as having five (5) additional years of continuous service with the Company as determined by the SERP service formula set forth in Exhibit A of this Agreement.  For purposes of calculating his Final Average Compensation under the SERP, Employee’s Base Salary as in effect on the date of termination shall be used as his Base Salary for such additional years of credited service, and Employee’s Applicable Annual Bonus (as defined in Paragraph 10(a)(ii) above) shall be used as his annual incentive bonus for such additional years of credited service; and

d.

For thirty (30) months after Employee’s date of termination, the Company shall pay the premium for Employee’s participation in the Company’s retiree medical plan in accordance with his elected coverage in place at the time of termination of employment; provided, however, that if the Company’s retiree medical insurance benefits in effect as of Employee’s date of termination are materially less favorable to Employee than the Company’s retiree medical benefits as in effect on the Effective Date, the

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Company shall, at the request of Employee, pay for or provide medical benefits to Employee no less favorable than the Company’s retiree medical benefits in effect as of the Effective Date; and provided, further, that if Employee becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.  If such payment of premiums by the Company is taxable to Employee, the Company shall make an additional payment to Employee equal to local, state and federal taxes owed on such premium payments; and

e.

To the extent not theretofore paid or provided, the Company shall timely pay or provide to Employee any other accrued amounts or accrued benefits required to be paid or provided or which Employee is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be referred to in this Agreement as the “Other Benefits”).

Unless otherwise permitted by Section 409A of the Code, with regard to any payment or benefit under this Section 10 which is nonqualified deferred compensation covered by Section 409A of the Code, no such payment or benefit (other than Accrued Obligations and Other Benefits) shall be provided to Employee pursuant to this Section if the Release attached hereto is not provided to the Company, without revocation thereof, no later than forty-five (45) days after Employee’s termination date; and no payment or benefit hereunder shall be provided to Employee prior to the Company’s receipt of the Release and the expiration of the period of revocation provided in the Release.  In addition, unless otherwise permitted by Section 409A of the Code, the Company shall not be entitled to exercise its stated right in Paragraph 10(a)(iii) to make a lump sum payment of all amounts, or all remaining amounts, due to Employee under Paragraph 10(a)(ii) if such exercise would cause any such payment which is nonqualified deferred compensation covered by Section 409A of the Code to be in non-compliance with Section 409A of the Code.

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11.

Effect of Change in Control.

a.

If within two (2) years following a Change in Control (as hereinafter defined), the Company (or any successor to the Company) terminates Employee’s employment without Cause or Employee terminates for Good Reason, then Employee shall be entitled to payment of Accrued Obligations (as defined in Paragraph 10(a)(i)) and timely payment or provision of Other Benefits (as defined in Paragraph 10(e)), and, upon the effective date of a timely executed and delivered release in the form of the Release attached hereto and made a part hereof, Employee shall further be entitled to the following:

(i)

A lump sum payment in an amount (the “Change in Control Lump Sum Payment”) equal to three (3) times the sum of (A) Employee’s Base Salary in effect as of Employee’s termination date, and (B) Employee’s Applicable Annual Bonus (as defined below).  For purposes of this Agreement, “Applicable Annual Bonus” means the greater of Employee’s actual annual incentive bonus from the Company earned in the fiscal year immediately preceding the fiscal year in which Employee’s termination date falls or Employee’s target incentive bonus (e.g., 100%of Base Salary as of the First Amendment Effective Date) referred to in Paragraph 5(b)(i) for the fiscal year in which Employee’s termination date falls.  The payment of the Change in Control Lump Sum Payment shall be made on the thirtieth day following the later of (x) the date of the Company’s timely receipt of the executed Release required below or (y) the date of Employee’s termination of employment or, if Employee is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s stock is publicly traded on an established securities market or otherwise, on the sixth month anniversary of Employee’s separation from service (without interest for the delay in payment);

(ii)

Full vesting as of Employee’s termination date for all of Employee’s stock options and restricted shares granted pursuant to Paragraphs 5(b)(ii) and 5(b)(iii)(A) respectively and his restricted stock units granted pursuant

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to Paragraph 5(b)(iii)(C), which stock option awards shall remain exercisable as provided in the applicable agreement evidencing such awards;

(iii)

Employee will be treated for purposes of the SERP as having five (5) additional years of continuous service with the Company as determined by the SERP service formula set forth in Exhibit A of this Agreement. For purposes of calculating his Final Average Compensation under the SERP, Employee’s Base Salary as in effect on the date of termination, or if higher, as of the date immediately preceding the Change in Control, shall be used as his Base Salary for such additional years of credited service, and Employee’s Applicable Annual Bonus (as defined in Paragraph 11(a)(i) above) shall be used as his annual incentive bonus for such additional years of credited service; and

(iv)

For thirty-six (36) months after Employee’s date of termination the Company shall pay the premium for Employee’s participation in the Company’s retiree medical plan in accordance with his elected coverage in place at the time of termination of employment; provided, however, that if the Company’s retiree medical insurance benefits in effect as of Employee’s date of termination are materially less favorable to Employee than the Company’s retiree medical benefits as in effect on the First Amendment Effective Date, the Company shall, at the request of Employee, pay for or provide medical benefits to Employee no less favorable than the Company’s retiree medical benefits in effect as of the First Amendment Effective Date; and provided, further, that if Employee becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. If such payment of premiums by the Company is taxable to Employee, the Company shall make an additional payment to Employee equal to local, state and federal taxes owed on such premium payments.

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No such payment or benefit (other than Accrued Obligations and Other Benefits) shall be provided to Employee pursuant to this Paragraph unless the Release attached hereto is provided to the Company, without revocation thereof, no earlier than Employee’s termination date and no later than forty-five (45) days after Employee’s termination date; and no payment or benefit hereunder shall be provided to Employee prior to the Company’s receipt of the Release and the expiration of the period of revocation therefor.

b.

Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined as provided below that any payment or distribution by the Company to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Paragraph 11(b)) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Employee with respect to such excise tax (collectively referred to as the “Excise Tax”), then Employee shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after Employee pays all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any Excise, income or other tax (and any interest and penalties imposed with respect thereto), Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing, if the Net After-tax Benefit to Employee resulting from receiving the Gross-Up Payment is less than $25,000 greater than the Net After-tax Benefit to Employee resulting from having the Payments reduced to the Reduced Amount, then no Gross-Up Payment shall be made and the Payments shall be reduced to the Reduced Amount.  For purposes hereof:

(i)

“Net After-tax Benefit” shall mean the Present Value of a Payment net of all taxes (including any Excise Tax imposed on Employee) with respect thereto, determined by applying the highest marginal rate(s) applicable to an individual for Employee’s taxable year in which the Change in Control occurs.

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(ii)

“Present Value” shall mean such value determined in accordance with Section 280G(d)(4) of the Code.

(iii)

“Reduced Amount” shall be an amount expressed as a Present Value which maximizes the aggregate Present Value of Payments without causing any Payment to be subject to excise tax under Section 4999 of the Code or the deduction limitation of Section 280G of the Code.

Unless Employee and the Company shall otherwise agree (provided such agreement does not cause any payment or benefit hereunder which is nonqualified deferred compensation covered by Section 409A of the Code to be in non-compliance with Section 409A of the Code), in the event the Payments are to be reduced, the Company shall reduce or eliminate the Payments to Employee by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Change in Control Date.  Any reduction pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Employee’s rights and entitlements to any benefits or compensation.

c.

All determinations required to be made under this Paragraph 11, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determination, shall be made by the tax department of an independent public accounting firm (the “Accounting Firm”) which shall be engaged by the Company prior to the time of the first Payment to Employee.  The Accounting Firm selected shall not be serving as accountant or auditor for the individual, entity or group effecting the Change in Control. The Accounting Firm shall prepare and provide detailed supporting calculations both to the Company and Employee within fifteen (15) business days of the later of (i) the Accounting Firm’s engagement to make the required calculations or (ii) the date the Accounting Firm obtains all information needed to make the required calculation.  Any determination by the

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Accounting Firm shall be binding upon the Company and Employee.  All fees and expenses of the Accounting Firm shall be borne solely by the Company.

d.

Any Gross-Up Payment, as determined pursuant to this Paragraph 11, shall be paid by the Company to Employee within five (5) days of the receipt of the Accounting Firm’s determination if the Payment is then required to satisfy an assessment or other current demand for payment made of Employee by federal or state taxing authorities.  Gross-Up Payments due at a later date shall be paid to Employee no later than fourteen (14) days prior to the date that Employee’s federal or state payment is due.  If required by law, the Company shall treat all or any portion of the Gross-Up Payment as being subject to income tax withholding for federal or state tax purposes.  Amounts determined by the Company to be subject to federal or state tax withholding will not be paid directly to Employee but shall be timely paid to the respective taxing authority.

e.

As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder.  In the event that Employee hereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company (or any successor or assign) to or for the benefit of Employee.  Conversely, if it is later determined that the actual required Gross-Up Payment was less than the amount paid to Employee, Employee shall refund the excess portion to the Company but only to the extent that Employee has not yet paid the excess amount to the taxing authorities or is able to obtain a refund from the respective taxing authorities of amounts previously paid.  The Company may pursue at its own expense the refund on behalf of Employee, and, if requested by the Company, Employee shall reasonably cooperate in such refund effort.

f.

“Change in Control” shall mean the date as of which any of the following occurs:

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(i)

Any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company or a wholly-owned subsidiary or affiliate thereof that the Company controls or any employee benefit plan or related trust of or sponsored by the Company or any of its subsidiaries or affiliates, becomes the beneficial owner (“Beneficial Owner”), within the meaning of Rule 13d-3 promulgated under the Exchange Act, of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

(ii)

As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than 65% of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(iii)

Individuals who at the First Amendment Effective Date constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company’s shareholders of a director of the Company subsequent to the First Amendment Effective Date was approved by a vote of at 75% of the directors of the Company then still in office who were directors of the Company at the First Amendment Effective Date (those who were members at the First Amendment Effective Date and those so elected together constituting  the “Incumbent Board”). Notwithstanding the foregoing, no individual who shall become a member of the Board of Directors subsequent to the First Amendment Effective Date whose initial assumption of office occurs as a

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result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act other than the Board of Directors shall be deemed a member of the Incumbent Board.

(iv)

The following acquisitions of voting securities of the Company shall not constitute a Change in Control for purposes of clause (i) above:

(A)

Any acquisition directly from the Company;

(B)

Any acquisition by Employee or a group within the meaning of Section 14(d) of the Exchange Act that includes Employee.

12.

Costs of Enforcement.  In any action taken in good faith relating to the enforcement of this Agreement or any provision herein, subject to the aggregate limit below, Employee shall be entitled to be paid any and all costs and expenses incurred by him in enforcing or establishing his rights thereunder, including, without limitation, reasonable attorneys’ fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings.  Subject to the aggregate limit below, Employee shall also be entitled to be paid all reasonable legal fees and expenses, if any, incurred in connection with any tax audit or proceeding to the extent attributable to the application of Paragraph 4999 of the Code to any payment or benefit hereunder.  The Company’s aggregate limit to pay costs under this Paragraph 12 is Fifty Thousand and No/100 Dollars ($50,000).  Such payments, if any, shall be made within five (5) business days after delivery of Employee’s respective written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

13.

Publicity; No Disparaging Statement.  Employee and the Company covenant and agree that they shall not engage in any communications which shall disparage one another or interfere with their existing or prospective business relationships.

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14.

Business Protection Provision Definitions.

a.

Preamble.  As a material inducement to the Company to enter into this Agreement, and its recognition of the valuable experience, knowledge and proprietary information Employee gained from his employment with the Company, Employee warrants and agrees he will abide by and adhere to the following business protection provisions in Paragraphs 14, 15, 16 and 17 herein.  In the event that there is a breach of any of such business protection provisions or other provisions of this Agreement, any unpaid amounts, for example those provided under Paragraph 10(a)(ii), shall be forfeited.

b.

Definitions.  For purposes of Paragraphs 14, 15, 16 and 17 herein, the following terms shall have the following meanings:

(i)

“Competitive Position” shall mean any employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between Employee and (x) any person or Entity engaged wholly or in material part in the business in which the Company is engaged (i.e., the deep discount consumable basics retail business), including but not limited to such other similar businesses as Wal-Mart, Target, K-Mart, Walgreen’s, Rite-Aid, CVS, Family Dollar Stores, Fred’s, the 99 Cents Stores and Dollar Tree Stores, or (y) any person or Entity then attempting or planning to enter the deep discount consumable basics retail business, whereby Employee is required to perform services on behalf of or for the benefit of such person or Entity which are substantially similar to the services Employee provided or directed at any time while employed by the Company or any of its affiliates (collectively the “DG Entities”).

(ii)

“Confidential Information” shall mean the proprietary or confidential data, information, documents or materials (whether oral, written, electronic or otherwise) belonging to or pertaining to the DG Entities, other than “Trade Secrets” (as defined below), which is of tangible or intangible value to any of the DG Entities and the details of which are not generally known to the

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competitors of the DG Entities.  Confidential Information shall also include:  any items that any of the DG Entities have marked “CONFIDENTIAL” or some similar designation or are otherwise identified as being confidential.

(iii)

“Entity” or “Entities” shall mean any business, individual, partnership, joint venture, agency, governmental agency, body or subdivision, association, firm, corporation, limited liability company or other entity of any kind.

(iv)

“Restricted Period” shall mean two (2) years following Employee’s termination date.

(v)

“Territory” shall include those states in which the Company maintains stores at the time of termination.

(vi)

“Trade Secrets” shall mean information or data of or about any of the DG Entities, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers that:  (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and (C) any other information which is defined as a “trade secret” under applicable law.

(vii)

“Work Product” shall mean all tangible work product, property, data, documentation, “know-how,” concepts or plans, inventions, improvements, techniques and processes relating to the DG Entities that were conceived, discovered, created, written, revised or developed by Employee during the term of his employment with the Company.

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15.

Nondisclosure:  Ownership of Proprietary Property.

a.

In recognition of the need of the Company to protect its legitimate business interests, Confidential Information and Trade Secrets, Employee hereby covenants and agrees that Employee shall regard and treat Trade Secrets and all Confidential Information as strictly confidential and wholly-owned by the Company and shall not, for any reason, in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, misappropriate or otherwise communicate any such item or information to any third party or Entity for any purpose other than in accordance with this Agreement or as required by applicable law, court order or other legal process:  (i) with regard to each item constituting a Trade Secret, at all times such information remains a “trade secret” under applicable law, and (ii) with regard to any Confidential Information, for the Restricted Period.

b.

Employee shall exercise best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information, and he shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware.  Employee shall assist the Company, to the extent necessary, in the protection of or procurement of any intellectual property protection or other rights in any of the Trade Secrets or Confidential Information.

c.

All Work Product shall be owned exclusively by the Company.  To the greatest extent possible, any Work Product shall be deemed to be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended), and Employee hereby unconditionally and irrevocably transfers and assigns to the Company all right, title and interest Employee currently has or may have by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks (and the goodwill associated therewith), trade secrets, service marks (and the goodwill associated therewith) and other intellectual property rights.  Employee agrees to execute and deliver to the Company any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate, from time to time, to protect the

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rights granted herein or to vest complete title and ownership of any and all Work Product, and all associated intellectual property and other rights therein, exclusively in the Company.

16.

Non-Interference With Employees.  Employee covenants and agrees that during the Restricted Period he will not, either directly or indirectly, alone or in conjunction with any other person or Entity:  (a) actively recruit, solicit, attempt to solicit, or induce any person who, during such Restricted Period, or within one year prior to Employee’s termination date, was an exempt employee of the Company or any of its subsidiaries, or was an officer of any of the other DG Entities to leave or cease such employment for any reason whatsoever; or (b) hire or engage the services of any such person described in Paragraph 16(a) above in any business substantially similar or competitive with that in which the DG Entities were engaged during his employment.

17.

Non-Interference With Business.

a.

Employee and Company expressly covenant and agree that the scope, territorial, time and other restrictions contained in this entire Agreement constitute the most reasonable and equitable restrictions possible to protect the business interest of the Company given: (i) the business of the Company; (ii) the competitive nature of the Company’s industry; and (iii) that Employee’s skills are such that he could easily find alternative, commensurate employment or consulting work in his field which would not violate any of the provisions of this Agreement.  Employee further acknowledges that the payments described in Paragraphs 5, 10 and 11 are also in consideration of his covenants and agreements contained in Paragraphs 14 through 17 hereof.

b.

Employee covenants and agrees to not obtain or work in a Competitive Position within the Territory for a period of two (2) years from his termination date.

18.

Return of Materials. Upon Employee’s termination, or at any point after that time upon the specific request of the Company, Employee shall return to the Company all written or descriptive materials of any kind belonging or relating to the Company or its affiliates, including, without limitation, any originals, copies and abstracts containing any Work Product,

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intellectual property, Confidential Information and Trade Secrets in Employee’s possession or control.

19.

General Provisions.

a.

Amendment.  This Agreement may be amended or modified only by a writing signed by both of the parties hereto.

b.

Binding Agreement.  This Agreement shall inure to the benefit of and be binding upon Employee, his heirs and personal representatives, and the Company and its successors and assigns.

c.

Waiver Of Breach; Specific Performance.  The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.  Each of the parties to this Agreement will be entitled to enforce its or his rights under this Agreement, specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

d.

Unsecured General Creditor.  The Company shall neither reserve nor specifically set aside funds for the payment of its obligations under this Agreement, and such obligations shall be paid solely from the general assets of the Company.  Notwithstanding the foregoing, in order to ensure the payment of the severance benefits provided for in Paragraph 11(c)(i) of this Agreement, immediately following the commencement of any action by a third party with the aim of effecting a Change in Control of the Company, or the publicly-announced threat by a third party to commence any such action, the Company shall establish an irrevocable standby Letter of Credit issued by a national bank in favor of Employee in the amount of the severance payment that would have been paid to Employee under Paragraph 11(c)(i) if the date of termination had occurred on the date

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of commencement, or publicly-announced threat of commencement, of such action by the third party.  Such Letter of Credit shall provide that the issuer thereof, subject only to Employee’s written certification to such issuer that Employee is entitled to payment of the severance benefits pursuant to Paragraph 11(c)(i) of this Agreement and that the Company shall have failed to make payment of such benefits to Employee, shall have the unconditional obligation to pay the amount of such Letter of Credit to Employee in a lump sum on the first day of the month following the receipt of Employee’s notice.  In the event that subsequent to payment to Employee pursuant to such Letter of Credit (i) the Company and Employee shall mutually agree that Employee shall not have been entitled to payment of the severance benefits pursuant to Paragraph 11(c)(i) of this Agreement or (ii) a court of competent jurisdiction shall finally adjudge Employee not to have been entitled to payment of such severance benefits and such judgment shall have been affirmed on appeal or shall not have been appealed within any time period specified for the filing of an appeal, Employee shall promptly pay to the Company the total amount previously paid to Employee by the issuer of such Letter of Credit and no further payment shall be made to Employee pursuant to such Letter of Credit.

e.

No Effect On Other Arrangements.  It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which Employee may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company.

f.

Tax Withholding.  There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of Employee.

g.

Notices.

(i)

All notices and all other communications provided for herein shall be in writing and delivered personally to the other designated party, or mailed by certified or registered mail, return receipt requested, or delivered by a recognized national overnight courier service, or sent by facsimile, as follows:

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If to Company to:

Dollar General Corporation

Attn:  General Counsel’s Office

1 Mission Ridge

Goodlettsville, TN  37072-2171

Facsimile:  (615) 855-5180

If to Employee to:

David A. Perdue

314 Whitworth Way

Nashville, TN  37205

(ii)

All notices sent under this Agreement shall be deemed given twenty-four (24) hours after sent by facsimile or courier, seventy-two (72) hours after sent by certified or registered mail and when delivered if personal delivery.

(iii)

Either party hereto may change the address to which notice is to be sent hereunder by written notice to the other party in accordance with the provisions of this Paragraph.

h.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee (without giving effect to conflict of laws).

i.

Entire Agreement.  This Agreement contains the full and complete understanding of the parties hereto with respect to the subject matter contained herein and this Agreement supersedes and replaces any prior agreement, either oral or written, which Employee may have with Company that relates generally to the same subject matter.

j.

Assignment.  This Agreement may not be assigned by Employee without the prior written consent of Company, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect.

k.

Severability.  If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants

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and restrictions of this Agreement shall remain in full force and effect, and to that end the provisions hereof shall be deemed severable.

l.

Paragraph Headings.  The Paragraph headings set forth herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement whatsoever.

m.

Interpretation.  Should a provision of this Agreement require judicial interpretation, it is agreed that the judicial body interpreting or construing the Agreement shall not apply the assumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement, it being agreed that all parties and/or their agents have participated in the preparation hereof.

n.

Voluntary Agreement.  Employee and Company represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement.  Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Agreement with legal, tax or other adviser(s) of such party’s choice before executing this Agreement.

o.

Nonqualified Deferred Compensation Omnibus Provision.  If any compensation or benefits provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Executive, modify the Agreement in the least restrictive manner necessary in order to exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or in order to comply with the provisions of Section 409A and/or any rules, regulations or other regulatory guidance issued under such statutory provision and without any diminution in the value of the payments to the Executive.

(Signatures on following page)

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IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Agreement as of the date first stated above.

DOLLAR GENERAL CORPORATION

By:	/s/ Challis M. Lowe

Its:	EVP, Human Resources

“EMPLOYEE”

/s/ David A. Perdue
David A. Perdue

Witnessed By:	/s/ Susan S. Lanigan

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Addendum to Employment

Agreement with David A. Perdue

RELEASE AGREEMENT

THIS RELEASE (“Release”) is made and entered into by and between David A. Perdue (“Employee”) and DOLLAR GENERAL CORPORATION, and its successor or assigns (“Company”).

WHEREAS, Employee and Company have agreed that Employee’s employment with Dollar General Corporation shall terminate on ___________________;

WHEREAS, Employee and the Company have previously entered into that certain Employment Agreement, dated April 2, 2003 (“Agreement”), and this Release is incorporated therein by reference;

WHEREAS, Employee and Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Employee’s employment, and his termination of employment, with appropriate releases, in accordance with the Agreement;

WHEREAS, the Company desires to compensate Employee in accordance with the Agreement for service he has or will provide for the Company;

NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth in this Release, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

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1.

Claims Released Under This Agreement

In exchange for receiving the severance benefits described in Paragraph 10 or 11 of the Agreement and except as provided in Paragraph 2 below, Employee hereby voluntarily and irrevocably waives, releases, dismisses with prejudice, and withdraws all claims, complaints, suits or demands of any kind whatsoever (whether known or unknown) which Employee ever had, may have, or now has against Company and other current or former subsidiaries or affiliates of the Company and their past, present and future officers, directors, employees, agents, insurers and attorneys (collectively, the “Releasees”), arising out of or relating to (directly or indirectly) Employee’s employment or the termination of his employment with the Company, including but not limited to:

(a)

claims for violations of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, 42 U.S.C. § 1981, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act, the Labor Management Relations Act, Executive Order 11246, Executive Order 11141, the Rehabilitation Act of 1973, or the Employee Retirement Income Security Act;

(b)

claims for violations of any other federal or state statute or regulation or local ordinance;

(c)

claims for lost or unpaid wages, compensation, or benefits, defamation, intentional or negligent infliction of emotional distress, assault, battery, wrongful or constructive discharge, negligent hiring, retention or supervision, fraud, misrepresentation, conversion, tortious interference, breach of contract, or breach of fiduciary duty;

(d)

claims to benefits under any bonus, severance, workforce reduction, early retirement, outplacement, or any other similar type plan sponsored by the Company; or

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(e)

any other claims under state law arising in tort or contract.

2.

Claims Not Released Under This Agreement

In signing this Release, Employee is not releasing any claims that may arise under the terms of the Agreement, that enforce his rights under the Agreement, that arise out of events occurring after the date Employee executes this Release, that arise under any written non-employment related contractual obligations between the Company or its affiliates and Employee which have not terminated as of the execution date of this Release by their express terms, that arise under a policy or policies of insurance (including director and officer liability insurance) maintained by the Company or its affiliates on behalf of Employee, or that relate to any indemnification obligations to Employee under the Company’s bylaws, certificate of incorporation, Tennessee law or otherwise.  However, Employee understands and acknowledges that nothing herein is intended to or shall be construed to require the Company to institute or continue in effect any particular plan or benefit sponsored by the Company and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans.

Nothing in this Agreement shall prohibit Employee from engaging in protected activities under applicable law or from communicating, either voluntarily or otherwise, with any governmental agency concerning any potential violation of the law.

3.

No Assignment of Claim.  Employee represents that he has not assigned or transferred, or purported to assign or transfer, any claims or any portion thereof or interest therein to any party prior to the date of this Release.

4.

Compensation.  In accordance with the Agreement, the Company agrees to pay Employee, or if he becomes eligible for payments under Paragraph 10 or 11 but dies before receipt thereof, his spouse or his estate, as the case may be, the amount provided in Paragraph 10 or 11 of the Agreement.

5.

No Admission Of Liability. This Release shall not in any way be construed as an admission by the Company or Employee of any improper actions or liability whatsoever as to one

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another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his employees or agents.

6.

Voluntary Execution. Employee warrants, represents and agrees that he has been encouraged in writing to seek advice from anyone of his choosing regarding this Release, including his attorney and accountant or tax advisor prior to his signing it; that this Release represents written notice to do so; that he has been given the opportunity and sufficient time to seek such advice; and that he fully understands the meaning and contents of this Release. He further represents and warrants that he was not coerced, threatened or otherwise forced to sign this Release, and that his signature appearing hereinafter is voluntary and genuine. EMPLOYEE UNDERSTANDS THAT HE MAY TAKE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS RELEASE.

7.

Ability to Revoke Agreement.  EMPLOYEE UNDERSTANDS THAT HE MAY REVOKE THIS RELEASE BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN (7) DAYS OF HIS EXECUTION OF THIS RELEASE AND THAT THIS RELEASE IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD.  HE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS RELEASE WILL BE BINDING UPON HIM AND HIS HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

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Acknowledged and Agreed To:

“COMPANY”

DOLLAR GENERAL CORPORATION

By:

Its:

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE.  I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

“EMPLOYEE”

Date	David A. Perdue

WITNESSED BY:

Date

TS 1535321.3

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